EXHIBIT 10.13


                         INDEMNIFICATION AGREEMENT


          THIS AGREEMENT is made this    day of          , 19   between
KING WORLD PRODUCTIONS, INC., a Delaware corporation (the "Corporation"),
and                              (the "Director").

                             WITNESSETH THAT:

          WHEREAS, the Director is a member of the Board of Directors of the Corporation and in such capacity is performing a valuable service for the Corporation; and

          WHEREAS, the stockholders of the Corporation have adopted the By-laws of the Corporation (the "By-laws") which provide for the indemnifica-tion of the officers, directors and employees of the Corporation to the full extent authorized by law;

          WHEREAS, Section 145(f) of the Delaware General Corporation Law (the "Delaware Statute") provides that the provisions of Section 145 empowering the Corporation to indemnify directors, officers, employees and agents of the Corporation in certain circumstances are not exclusive, and contemplates that agreements may be entered into between the Corporation and the members of its Board of Directors with respect to indemnification of such directors;

          WHEREAS, in accordance with the authorization provided by the Delaware Statute, the Corporation presently maintains a policy or policies of Directors' and Officers' Liability Insurance ("D & O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of their services for the Corporation;

          WHEREAS, recent developments with respect to the terms and availability of D&O Insurance and with respect to the application, amend-ment and enforcement of statutory and by-law indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors thereby; and

          WHEREAS, in order to resolve such questions and thereby induce the Director to continue to serve as a member of the Board of Directors of the Corporation, the Corporation has determined and agreed to enter into this contract with the Director.

          NOW, THEREFORE, in consideration of the Director's continued service as a director of the Corporation (or continued service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust of other enterprise), the parties hereto agree as follows:
          11.  MAINTENANCE OF INSURANCE AND SELF INSURANCE.

          (a) The Corporation represents that it presently maintains in force and effect policies of D&O Insurance written by the following insurance companies and in the following amounts (the "Insurance Poli-cies"):

                    Insurer          Amount       Deductible
                    -------          ------       ----------

               The Chubb Group     $2,000,000       $5,000*

__________________

*  $5,000 per director, per claim; $25,000 for all directors, per claim.

                          _______________________

          Subject to the provisions of Section 1(b) hereof, the Corporation hereby agrees that, so long as the Director shall continue to serve as a director of the Corporation (or shall continue at the request of the Corporation to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and thereafter so long as the Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that the Director was a director of the Corporation (or served in any of said other capaci-ties), the Corporation will purchase and maintain in effect for the benefit of the Director one or more valid, binding and enforceable policy or policies of D&O Insurance providing coverage at least comparable to that currently provided pursuant to the Insurance Policies.

          (b) The Corporation shall not be required to maintain said policy or policies of D&O Insurance in effect if (i) said insurance is not reasonably available or (ii) in the reasonable business judgment of the then directors of the Corporation, either (x) the premium cost for such insurance is substantially disproportionate to the amount of coverage provided or (y) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

          (c) In the event that the Corporation does not purchase and maintain in effect said policy of policies of D&O Insurance pursuant to the provisions of Section 1(b) hereof, the Corporation agrees to hold harmless and indemnify the Director to the full extent of the coverage which would otherwise have been required to be provided for the benefit of the Director pursuant to Section 1(a) hereof.

          12. ADDITIONAL INDEMNITY OF THE DIRECTOR. To the extent of any losses incurred or suffered by the Director in excess of the amounts reim-bursed or indemnified pursuant to the provisions of Section 1 hereof, the Corporation further agrees to hold harmless and indemnify the Director to the full extent permitted by the provisions of the Delaware Statute, as in effect from time to time, or by any other statutory provisions authorizing or permitting such indemnification which are adopted after the date hereof.

          13. LIMITATION OF INDEMNITIES. The Company shall not be obli-gated to pay any indemnify pursuant to Section 1 or Section 2 hereof or make payment or reimbursement to the Director pursuant to any of the provisions of this Agreement in the event and to the extent that it shall have been finally determined by a court of competent jurisdiction that the payment of such indemnity or the making of such other or payment or reimbursement by the Corporation is unlawful.

          14. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period the Director is a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as the Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether, civil, criminal or investigative, by reason of the fact that the Director was a director of the Corporation or serving in any other capacity referred to herein.

          15. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by the Director of notice of the commencement of any action, suit or proceeding, the Director will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof, but the failure so to notify the Corporation will not relieve it from any liability which it may have to the Director other wise than under this Agreement. With respect to any such action, suit or proceeding as to which the Director notifies the Corporation of the com-mencement thereof:

               (a) The Corporation will be entitled to participate therein at its own expense; and,

               (b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to the Director. After notice from the Corporation to the Director of its election so to assume the defense thereof, the Corporation will not be liable to the Director under this Agreement for any legal or other expenses subsequently incurred by the Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Director shall have the right to employ its own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Director unless (i) the employment of counsel by the Director has been authorized by the Corporation,
          (ii) the Director shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Direc-tor in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of the Director in any action, suit or proceeding brought by or on behalf of the Corporation or as to which the Director shall have made the conclusion provided for in (ii) above.

               (c) The Corporation shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Director without the Director's written consent. Neither the Corporation nor the Director will unreasonably withhold its consent to any proposed settlement.

          16. REPAYMENT OF EXPENSES. The Director agrees that the Director will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or pro-ceeding against the Director in the event and only to the extent that it shall be ultimately determined that the Director is not entitled to be indemnified by the Corporation for such expenses under the provisions of the Delaware Statute, the By-laws, this Agreement or otherwise.

          17.  ENFORCEMENT.

          (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce the Director to continue as a director of the Corporation, and acknowledges that the Director is relying upon this Agreement in continuing in such capacity.

          (b) In the event the Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse the Director for all of the Director's reasonable fees and expenses in bringing and pursuing such action.

          18. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others so that if any provision hereof shall be held to be valid or unenforceable, such invalidity or unenforceability shall not effect the validity or unenforcea-bility of the other provisions hereof.

          19.  GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (b) This Agreement shall be binding upon the Director and upon the Corporation, its successors and assigns, and shall inure to the benefit of the Director, the Director's heirs, personal representatives, executors and assigns and to the benefit of the Corporation, its successors and assigns.

          (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


                                   KING WORLD PRODUCTIONS, INC.


                                   By: __________________________

                                   ______________________________
                                               Director